Exhibit 99.1
Buckeye Partners, L.P. BP Terminals & Pipelines Acquisition March 2011

BP Terminals & Pipelines Acquisition Overview TTotal transaction purchase price of $225 million, split between: $60 million for BP’s approximate 50% interest in Inland Corporation (“Inland”) $165 million for all terminals and pipelines (excluding Inland) Inland’s existing shareholders have a right of first refusal The acquisition is expected to close in the second quarter of 2011 Subject to regulatory approvals, other customary closing conditions, and, with respect to BP’s interest in Inland, the co-owner’s right of first refusal Transaction benefits: Represents a key step in Buckeye’s continued expansion and geographic diversification efforts Facilitates participation in several key growth markets outside Buckeye’s current system footprint Provides stable tariff and fee-based revenue streams, supported by multi-year throughput commitments by BP Expected to be immediately accretive to distributable cash flow Several identified opportunities for further commercial development of these assets Rapid realization of operating synergies with Buckeye’s existing assets via a smooth integration process

BP Terminals & Pipelines Acquisition Overview (cont.)

Asset Overview

- 33 refined products terminals located in:
  - Birmingham, AL
  - Montgomery, AL
  - Sacramento, CA
  - Stockton, CA
  - Tampa, FL
  - Bettendorf, IA
  - Cedar Rapids, IA
  - Council Bluffs, IA
  - Des Moines, IA
  - Ottumwa, IA
  - South Bend, IN
  - Louisville, KY
  - Dearborn, MI
  - Jackson, MI
  - River Rouge, MI
  - Sugar Creek, MO
  - Canton, OH
  - Cleveland, OH
  - Columbus, OH
  - Lorain, OH
  - Niles, OH
  - Toledo, OH
  - Tiffin, OH
  - Sciotoville, OH
  - Coraopolis, PA
  - Greensburg, PA
  - Belton, SC
  - Sweetwater, SC
  - Spartanburg, SC
  - Roanoke, VA
  - Richmond, VA
  - Fairfax, VA
  - Milwaukee, WI
- Approximately 1,000 miles of refined product pipeline including:
  - 590-mile "Lower V" pipeline system that originates in Dubuque, IA and runs southwest into Missouri and then northwest back into Iowa
  - 347-mile Inland pipeline system running throughout Ohio
  - 53-miles of other assorted pipelines in northern Ohio



LAKE ERIE
TOLEDO
CLEVELAND FLATS
LORAIN
BRADLEY ROAD
FOSTORIA
NILES
MOGADORE
TIFFIN
TALLMADGE
LIMA
AKRON
CANTON
OHIO
INDIANA
PENNSYLVANIA
DAYTON
COLUMBUS
BP ACTIVE
BP OUT OF SERVICE
INLAND ACTIVE
INLAND OUT OF SERVICE
LOUISVILLE, KY
OHIO RIVER
KENTUCKY
SCIOTOVILLE, OH
TERMINAL TANKAGE
PIPELINE TANKAGE
Sacramento
Stockton
Milwaukee
Dubuque
Des Moines
Cedar Rapids
Council Bluffs
Ottumwa
Bettendorf
Sugar Creek
Jackson
River Rouge
Dearborn
South Bend

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